UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2004

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas		77008-1044
(Address of Principal Executive Offices)		(Zip Code)

(713) 880-6500

(Registrant’s Telephone Number, including Area Code)

EXPLANATORY NOTE

      On December 15, 2003, Enterprise Products Partners L.P. (“Enterprise”) and certain of its affiliates, El Paso Corporation (“El Paso”) and certain of its affiliates and GulfTerra Energy Partners, L.P. (“GulfTerra”) and certain of its affiliates entered into a series of definitive agreements pursuant to which Enterprise and GulfTerra will merge. The purpose of this Current Report on Form 8-K/A is to amend the unaudited pro forma financial statements of Enterprise for the three months ended March 31, 2004 and 2003 that were included in our Current Report on Form 8-K that was filed on July 30, 2004. These amended unaudited pro forma financial statements reflect our issuance of 15,000,000 common units in an underwritten offering pursuant to our Prospectus Supplement dated August 4, 2004 (the "Prospectus Supplement"). Enterprise is filing these financial statements with this Current Report so that they will be incorporated by reference in its currently effective registration statements.

     The information included under Item 5 of this Current Report is an excerpt of the unaudited pro forma financial statements included in the Prospectus Supplement. The excerpt retains the pagination of the Prospectus Supplement to allow for accurate cross references to other sections of the Prospectus Supplement. References in the following excerpt to "the offering" or "this offering" refer to such underwritten offering of common units.

Item 5.     OTHER EVENTS

2

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Enterprise Products Partners L.P. Unaudited Pro Forma Consolidated Financial Statements:

Introduction	F-2
Unaudited Pro Forma Condensed Statement of Consolidated Operations for the three months ended March 31, 2004	F-4
Unaudited Pro Forma Condensed Statement of Consolidated Operations for the year ended December 31, 2003	F-6
Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2004	F-8
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-10
Pro Forma Sensitivity Analysis	F-20

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

      The following unaudited pro forma condensed consolidated financial statements have been prepared to assist in the analysis of financial effects of the proposed merger between Enterprise Products Partners L.P. and GulfTerra Energy Partners, L.P. announced on December 15, 2003. The unaudited pro forma condensed statements of consolidated operations for the three months ended March 31, 2004 and the year ended December 31, 2003 assume the merger-related transactions (as described beginning on page F-10) all occurred on January 1 of each period presented. The unaudited pro forma condensed consolidated balance sheet shows the financial effects of the merger-related transactions as if they had occurred on March 31, 2004 (to the extent not already recorded). In addition, these pro forma financial statements give effect to (i) Enterprise’s sale of 17,250,000 common units (including the over-allotment of 2,250,000 common units) in May 2004; (ii) the issuance of 1,757,347 Enterprise common units pursuant to its DRIP in May 2004; and (iii) the conversion of Enterprise’s 4,413,549 Class B special units into an equal number of its common units on July 29, 2004. These adjustments are found under the column labeled “Adjustments Due to Other Recent Events.” These pro forma financial statements also reflect Enterprise’s sale of 15,000,000 common units in this offering.

      The unaudited pro forma condensed consolidated financial statements are based on assumptions that Enterprise and GulfTerra believe are reasonable under the circumstances and are intended for informational purposes only. They are not necessarily indicative of the financial results that would have occurred if the transactions described herein had taken place on the dates indicated, nor are they indicative of the future consolidated results of the combined company. Please read “Pro Forma Sensitivity Analysis” beginning on page F-20 for assumptions related to variable interest rates, fair value estimates and long-term financing scenarios.

      Unless the context requires otherwise, references to “Enterprise” are intended to mean the consolidated business and operations of Enterprise Products Partners L.P. References to “GulfTerra” are intended to mean the consolidated business and operations of GulfTerra Energy Partners, L.P. References to “El Paso Corporation” are intended to mean El Paso Corporation, its subsidiaries and affiliates (other than GulfTerra). El Paso Corporation was the majority owner of GulfTerra’s general partner prior to December 15, 2003 and owns a limited partner interest in GulfTerra.

      The unaudited pro forma condensed consolidated financial statements of Enterprise should be read in conjunction with and are qualified in their entirety by reference to the notes accompanying such unaudited pro forma condensed consolidated financial statements and with the historical consolidated financial statements and related notes of Enterprise included in its Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the three months ended March 31, 2004. The condensed consolidated financial statements of GulfTerra included herein are qualified in their entirety by reference to the historical consolidated financial statements and related notes of GulfTerra included in its Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the three months ended March 31, 2004. The combined financial statements of El Paso Hydrocarbons, L.P. and El Paso NGL Marketing Company, L.P. (collectively, the “South Texas midstream assets”) included herein are qualified in their entirety by reference to the historical combined financial statements and related notes of the South Texas midstream assets included in Enterprise’s Current Reports on Form 8-K filed with the Commission on April 16, 2004 and June 16, 2004 (as amended by Amendment No. 1 thereto filed on August 4, 2004) and incorporated by reference into this document.

      The pending merger-related transactions will be accounted for using the purchase method of accounting. For purposes of this pro forma financial information, “goodwill” represents potential intangible assets, excess of fair values over GulfTerra’s historical carrying values of tangible assets, and remaining goodwill, if any. The estimates of fair value of the acquired assets and liabilities are based on preliminary assumptions which will be updated and will change from the amounts shown. Such changes could impact amounts allocated to goodwill, intangible assets and other balance sheet accounts.

      The unaudited pro forma condensed consolidated financial statements do not give effect to any divestiture of assets that may be required for governmental approval of the proposed merger.

ENTERPRISE PRODUCTS PARTNERS

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS

For the Three Months Ended March 31, 2004 (Part 1)

						South Texas			Step Three
					Step Two	Midstream			Enterprise
	Enterprise	GulfTerra	Step Two		Enterprise	Assets	Step Three		Pro Forma
	Historical	Historical	Adjustments		Pro Forma	Historical	Adjustments		(to Part 2)

	(Amount in millions, except per unit amounts)
REVENUES	$1,704.9	$220.3	$(0.2	)(m)	$1,925.0	$376.0	$(26.5	)(r)	$2,120.6
							(153.9	)(t)
COSTS AND EXPENSES
Operating costs and expenses	1,621.5	139.1	(0.2	)(m)	1,745.2	367.3	(1.6	)(s)	1,929.4
			(15.2	)(n)			(26.5	)(r)
							(152.7	)(t)
							(2.3	)(u)
Selling, general and administrative	9.5		11.1	(n)	20.6		2.3	(u)	22.9

Total	1,631.0	139.1	(4.3)		1,765.8	367.3	(180.8)		1,952.3

EQUITY IN INCOME (LOSS) OF UNCONSOLIDATED AFFILIATES	13.4		(10.6	)(h)	5.0				5.0
			2.2	(n)

OPERATING INCOME	87.3	81.2	(4.3)		164.2	8.7	0.4		173.3

OTHER INCOME (EXPENSE)
Interest expense	(32.6)	(28.0)	2.2	(i)	(61.1)		(0.9	)(p)	(62.0)
			(2.7	)(j)
Earnings from unconsolidated affiliates		2.2	(2.2	)(n)
Other, net	1.4	0.2	0.2	(l)	1.8	(0.1)			1.7

Total	(31.2)	(25.6)	(2.5)		(59.3)	(0.1)	(0.9)		(60.3)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	56.1	55.6	(6.8)		104.9	8.6	(0.5)		113.0
PROVISION FOR INCOME TAXES	(1.6)				(1.6)				(1.6)

INCOME BEFORE MINORITY INTEREST	54.5	55.6	(6.8)		103.3	8.6	(0.5)		111.4
MINORITY INTEREST	(3.0)				(3.0)				(3.0)

INCOME FROM CONTINUING OPERATIONS	$51.5	$55.6	$(6.8)		$100.3	$8.6	$(0.5)		$108.4

ALLOCATION OF INCOME FROM CONTINUING OPERATIONS:
Limited Partners	$44.3								$97.1

General Partner	$7.2								$11.3

BASIC EARNINGS PER UNIT:
Number of units used in denominator	218.5		105.1	(f)					323.6

Income from continuing operations	$0.21								$0.30

DILUTED EARNINGS PER UNIT:
Number of units used in denominator	219.0		105.1	(f)					324.1

Income from continuing operations	$0.20								$0.30

ENTERPRISE PRODUCTS PARTNERS

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS

For the Three Months Ended March 31, 2004 (Part 2)

		Adjustments
	Step Three	Due to		Adjustments	Further
	Enterprise	Other	Adjusted	Due to	Adjusted
	Pro Forma	Recent	Enterprise	This	Enterprise
	(from Part 1)	Events	Pro Forma	Offering	Pro Forma

	(Amount in millions, except per unit amounts)
REVENUES	$2,120.6		$2,120.6		$2,120.6
COSTS AND EXPENSES
Operating costs and expenses	1,929.4		1,929.4		1,929.4
Selling, general and administrative	22.9		22.9		22.9

Total	1,952.3		1,952.3		1,952.3

EQUITY IN INCOME (LOSS) OF UNCONSOLIDATED AFFILIATES	5.0		5.0		5.0

OPERATING INCOME	173.3		173.3		173.3

OTHER INCOME (EXPENSE)
Interest expense	(62.0)	$0.7 (v)	(61.3)	$1.6 (w)	(59.7)
Other, net	1.7		1.7		1.7

Total	(60.3)	0.7	(59.6)	1.6	(58.0)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	113.0	0.7	113.7	1.6	115.3
PROVISION FOR INCOME TAXES	(1.6)		(1.6)		(1.6)

INCOME BEFORE MINORITY INTEREST	111.4	0.7	112.1	1.6	113.7
MINORITY INTEREST	(3.0)		(3.0)		(3.0)

INCOME FROM CONTINUING OPERATIONS	$108.4	$0.7	$109.1	$1.6	$110.7

ALLOCATION OF INCOME FROM CONTINUING OPERATIONS:
Limited Partners	$97.1				$98.5

General Partner	$11.3				$12.2

BASIC EARNINGS PER UNIT:
Number of units used in denominator	323.6	19.0 (v)		15.0 (w)	357.6

Income from continuing operations	$0.30				$0.28

DILUTED EARNINGS PER UNIT:
Number of units used in denominator	324.1	19.0 (v)		15.0 (w)	358.1

Income from continuing operations	$0.30				$0.28

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS

For the Year Ended December 31, 2003 (Part 1)

								Step Two
				Step One				Enterprise
	Enterprise	Step One		Enterprise	GulfTerra	Step Two		Pro Forma
	Historical	Adjustments		Pro Forma	Historical	Adjustments		(to Part 2)

	(Amounts in millions, except per unit amounts)
REVENUES	$5,346.4			$5,346.4	$871.5	$(26.8	)(m)	$6,191.1
COSTS AND EXPENSES
Operating costs and expenses	5,046.8			5,046.8	557.0	(26.8	)(m)	5,528.2
						(48.8	)(n)
Selling, general and administrative	37.5			37.5		48.8	(n)	86.3

Total	5,084.3			5,084.3	557.0	(26.8)		5,614.5

EQUITY IN INCOME (LOSS) OF UNCONSOLIDATED AFFILIATES	(14.0)	$34.7	(b)	20.7		11.4	(n)	(2.6)
						(34.7	)(h)

OPERATING INCOME	248.1	34.7		282.8	314.5	(23.3)		574.0

OTHER INCOME (EXPENSE)
Interest expense	(140.8)	(8.7	)(c)	(149.5)	(127.8)	9.0	(i)	(279.0)
						(10.7	)(j)
Loss due to early redemptions of debt					(36.9)			(36.9)
Earnings from unconsolidated affiliates					11.4	(11.4	)(n)
Other, net	6.4			6.4	1.1	0.8	(l)	8.3

Total	(134.4)	(8.7)		(143.1)	(152.2)	(12.3)		(307.6)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	113.7	26.0		139.7	162.3	(35.6)		266.4
PROVISION FOR INCOME TAXES	(5.3)			(5.3)				(5.3)

INCOME BEFORE MINORITY INTEREST	108.4	26.0		134.4	162.3	(35.6)		261.1
MINORITY INTEREST	(3.9)	0.9	(a)	(3.0)	(0.9)			(3.9)

INCOME FROM CONTINUING OPERATIONS	$104.5	$26.9		$131.4	$161.4	$(35.6)		$257.2

ALLOCATION OF INCOME FROM CONTINUING OPERATIONS:
Limited Partners	$83.8							$222.3

General Partner	$20.7							$34.9

BASIC EARNINGS PER UNIT:
Number of units used in denominator	199.9					105.1	(f)	305.0

Income from continuing operations	$0.42							$0.73

DILUTED EARNINGS PER UNIT:
Number of units used in denominator	206.4					105.1	(f)	311.5

Income from continuing operations	$0.41							$0.71

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS

For the Year Ended December 31, 2003 (Part 2)

						Adjustments
	Step Two	South Texas				Due to		Adjustments	Further
	Enterprise	Midstream			Step Three	Other	Adjusted	Due to	Adjusted
	Pro Forma	Assets	Step Three		Enterprise	Recent	Enterprise	This	Enterprise
	(from Part 1)	Historical	Adjustments		Pro Forma	Events	Pro Forma	Offering	Pro Forma

	(Amounts in millions, except per unit amounts)
REVENUES	$6,191.1	$1,430.7	$(36.9	)(r)	$7,153.0		$7,153.0		$7,153.0
			(431.9	)(t)
COSTS AND EXPENSES
Operating costs and expenses	5,528.2	1,423.2	(36.9	)(r)	6,474.1		6,474.1		6,474.1
			(6.0	)(s)
			(427.2	)(t)
			(7.2	)(u)
Selling, general and administrative	86.3		7.2	(u)	93.5		93.5		93.5

Total	5,614.5	1,423.2	(470.1)		6,567.6		6,567.6		6,567.6

EQUITY IN INCOME (LOSS) OF UNCONSOLIDATED AFFILIATES	(2.6)				(2.6)		(2.6)		(2.6)

OPERATING INCOME	574.0	7.5	1.3		582.8		582.8		582.8

OTHER INCOME (EXPENSE)
Interest expense	(279.0)		(3.6	)(p)	(282.6)	$5.8 (v)	(276.8)	$6.4 (w)	(270.4)
Loss due to early redemptions of debt	(36.9)				(36.9)		(36.9)		(36.9)
Other, net	8.3	0.1			8.4		8.4		8.4

Total	(307.6)	0.1	(3.6)		(311.1)	5.8	(305.3)	6.4	(298.9)

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	266.4	7.6	(2.3)		271.7	5.8	277.5	6.4	283.9
PROVISION FOR INCOME TAXES	(5.3)				(5.3)		(5.3)		(5.3)

INCOME BEFORE MINORITY INTEREST	261.1	7.6	(2.3)		266.4	5.8	272.2	6.4	278.6
MINORITY INTEREST	(3.9)				(3.9)		(3.9)		(3.9)

INCOME FROM CONTINUING OPERATIONS	$257.2	$7.6	$(2.3)		$262.5	$5.8	$268.3	$6.4	$274.7

ALLOCATION OF INCOME FROM CONTINUING OPERATIONS:
Limited Partners	$222.3								$236.3

General Partner	$34.9								$38.4

BASIC EARNINGS PER UNIT:
Number of units used in denominator	305.0					19.0 (v)		15.0 (w)	339.0

Income from continuing operations	$0.73								$0.70

DILUTED EARNINGS PER UNIT:
Number of units used in denominator	311.5					19.0 (v)		15.0 (w)	345.5

Income from continuing operations	$0.71								$0.68

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2004 (Part 1)

						South
						Texas			Step Three
					Step Two	Midstream			Enterprise
	Enterprise	GulfTerra	Step Two		Enterprise	Assets	Step Three		Pro Forma
	Historical	Historical	Adjustments		Pro Forma	Historical	Adjustments		(to Part 2)

	(Amounts in millions)
ASSETS
Current Assets
Cash and cash equivalents	$52.8	$23.3	$31.1	(d)	$85.1		$169.9	(o)	$85.1
			500.0	(e)			(169.9	)(o)
			(500.0	)(e)
			9.8	(e)
			(31.9	)(k)
Accounts and notes receivable, net	408.6	170.1	17.2	(l)	595.7	$155.3	(155.3	)(t)	595.7
			(0.2	)(m)
Inventories	168.3				168.3	19.9			188.2
Other current assets	56.0	23.5	(3.7	)(i)	75.8	4.0	(4.0	)(t)	75.8

Total Current Assets	685.7	216.9	22.3		924.9	179.2	(159.3)		944.8
Property, plant and equipment, net	2,951.6	2,916.5			5,868.1	313.6	(161.5	)(s)	6,020.2
Investments in and Advances to Unconsolidated Affiliates	766.3	190.7	(425.0	)(h)	532.0				532.0
Intangible Assets, net	265.1	3.3			268.4				268.4
Goodwill	82.4		2,601.1	(i)	2,683.5				2,683.5
Other Assets	31.2	36.6	23.1	(l)	90.9				90.9

Total Assets	$4,782.3	$3,364.0	$2,221.5		$10,367.8	$492.8	$(320.8)		$10,539.8

LIABILITIES & COMBINED EQUITY
Current Liabilities
Current maturities of debt	$15.0	$3.0	$500.0	(e)	$518.0		$169.9	(o)	$687.9
Accounts payable	83.7	139.8			223.5	$166.4	(166.4	)(t)	223.5
Accrued gas payables and other expenses	618.7	34.0	(0.2	)(m)	652.5	25.5	(25.5	)(t)	652.5
Other current liabilities	50.6	40.7			91.3	1.2	(1.2	)(t)	91.3

Total Current Liabilities	768.0	217.5	499.8		1,485.3	193.1	(23.2)		1,655.2
Long-Term Debt	2,195.9	1,821.2	84.9	(i)	4,102.0				4,102.0
Other Long-Term Liabilities	9.0	41.6			50.6	2.1			52.7
Minority Interest	88.5	1.8			90.3				90.3
Commitments and Contingencies
Combined Equity
Limited Partners
Common Units	1,576.6	930.3	30.8	(d)	4,401.6				4,401.6
			2,378.5	(e)
			(970.8	)(e)
			9.7	(e)
			446.5	(g)
Class B special units	99.6		29.8	(e)	134.9				134.9
			5.5	(g)
Series C Units		338.3	(338.3	)(e)
General Partner	34.2	13.3	0.3	(d)	92.6				92.6
			49.1	(e)
			0.1	(e)
			9.3	(g)
			(13.7	)(h)
Treasury Units	(11.4)				(11.4)				(11.4)
Owners’ net investment						297.6	(331.4	)(q)
							33.8	(t)
Accumulated Other Comprehensive Income	21.9				21.9				21.9

Total Combined Equity	1,720.9	1,281.9	1,636.8		4,639.6	297.6	(297.6)		4,639.6

Total Liabilities & Combined Equity	$4,782.3	$3,364.0	$2,221.5		$10,367.8	$492.8	$(320.8)		$10,539.8

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2004 (Part 2)

		Adjustments
	Step Three	Due to			Adjustments		Further
	Enterprise	Other		Adjusted	Due to		Adjusted
	Pro Forma	Recent		Enterprise	This		Enterprise
	(from Part 1)	Events		Pro Forma	Offering		Pro Forma

	(Amounts in millions)
ASSETS
Current Assets
Cash and cash equivalents	$85.1	$404.7	(v)	$120.4	$309.2	(w)	$120.4
		(16.3	)(v)		(12.3	)(w)
		(353.1	)(v)		(296.9	)(w)
Accounts and notes receivable, net	595.7			595.7			595.7
Inventories	188.2			188.2			188.2
Other current assets	75.8	(1.0	)(v)	74.8			74.8

Total Current Assets	944.8	34.3		979.1	—		979.1
Property, plant and equipment, net	6,020.2			6,020.2			6,020.2
Investments in and Advances to Unconsolidated Affiliates	532.0			532.0			532.0
Intangible Assets, net	268.4			268.4			268.4
Goodwill	2,683.5			2,683.5			2,683.5
Other Assets	90.9			90.9			90.9

Total Assets	$10,539.8	$34.3		$10,574.1	$—		$10,574.1

LIABILITIES & COMBINED EQUITY
Current Liabilities
Current maturities of debt	$687.9	$(353.1	)(v)	$334.8	(296.9	)(w)	$37.9
Accounts payable	223.5			223.5			223.5
Accrued gas payables and other expenses	652.5			652.5			652.5
Other current liabilities	91.3			91.3			91.3

Total Current Liabilities	1,655.2	(353.1)		1,302.1	(296.9)		1,005.2
Long-Term Debt	4,102.0			4,102.0			4,102.0
Other Long-Term Liabilities	52.7			52.7			52.7
Minority Interest	90.3			90.3			90.3
Commitments and Contingencies
Combined Equity
Limited Partners
Common Units	4,401.6	396.6	(v)	4,916.1	303.0	(w)	5,207.1
		(16.0	)(v)		(12.0	)(w)
		(1.0	)(v)
		134.9	(x)
Class B Special Units	134.9	(134.9	)(x)
General Partner	92.6	8.1	(v)	100.4	6.2	(w)	106.3
		(0.3	)(v)		(0.3	)(w)
Treasury Units	(11.4)			(11.4)			(11.4)
Owners’ net investment
Accumulated Other Comprehensive Income	21.9			21.9			21.9

Total Combined Equity	4,639.6	387.4		5,027.0	296.9		5,323.9

Total Liabilities & Combined Equity	$10,539.8	$34.3		$10,574.1	$—		$10,574.1

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

      These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by management of Enterprise and GulfTerra; therefore, actual results could materially differ from the pro forma information. However, Enterprise and GulfTerra believe the assumptions provide a reasonable basis for presenting the significant effects of the transactions noted herein. Enterprise and GulfTerra believe the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information. Please read “Pro Forma Sensitivity Analysis” beginning on page F-20 for assumptions related to variable interest rates, fair value estimates and long-term financing scenarios.

      The proposed merger between Enterprise and GulfTerra involves the following three steps:

•	Step One. On December 15, 2003, Enterprise purchased a 50% membership interest in GulfTerra’s general partner for $425 million. GulfTerra’s general partner owns a 1% general partner interest in GulfTerra. This investment is currently accounted for by Enterprise using the equity method and is already recorded in Enterprise’s historical balance sheet at December 31, 2003. This transaction is referred to as Step One of the proposed merger and will remain in effect even if the remainder of the proposed merger and post-merger transactions, which are referred to as Step Two and Step Three, do not occur.

•	Step Two. If all necessary regulatory approvals are received and the other merger agreement conditions are either fulfilled or waived and the following steps are consummated, Enterprise will own 100% of the limited and general partner interests in GulfTerra. At that time, the proposed merger will be accounted for by Enterprise using the purchase method and GulfTerra will be a consolidated subsidiary of Enterprise. Step Two of the proposed merger includes the following transactions:

—	El Paso Corporation’s exchange of its remaining 50% membership interest in GulfTerra’s general partner for a cash payment by Enterprise’s general partner of $370 million (which will not be funded or reimbursed by Enterprise) and a 9.9% membership interest in Enterprise’s general partner, and the subsequent capital contribution by Enterprise’s general partner of such 50% membership interest in GulfTerra’s general partner to Enterprise (without increasing Enterprise’s general partner’s interest in Enterprise’s earnings or cash distributions);

—	Enterprise’s purchase of 10,937,500 GulfTerra Series C Units and 2,876,620 GulfTerra common units owned by El Paso Corporation for $500 million; and

—	The exchange of each remaining GulfTerra common unit for 1.81 Enterprise common units, resulting in the expected issuance of 105,061,240 Enterprise common units to GulfTerra unitholders.

•	Step Three. Immediately after Step Two is completed, Enterprise expects to acquire the South Texas midstream assets, which are comprised of nine cryogenic natural gas processing plants, one natural gas gathering system, one natural gas treating plant, and a small natural gas liquids connecting pipeline, from El Paso Corporation for $150 million, plus the value of then outstanding inventory.

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      The total estimated consideration for the proposed merger with GulfTerra and the purchase of the South Texas midstream assets is summarized below (dollars in millions):

Step One transactions (completed):
Cash payment by Enterprise to El Paso Corporation for 50% membership interest in GulfTerra’s general partner	$425.0

Total Step 1 consideration	425.0

Step Two transactions (proposed):
Cash payment by Enterprise to El Paso Corporation or GulfTerra for equity interests	500.0
Value of 50% membership interest in GulfTerra’s general partner exchanged by El Paso Corporation with Enterprise’s general partner who will subsequently contribute it to Enterprise	461.3
Value of Enterprise common units to be issued in exchange for GulfTerra equity interests	2,457.4
Note receivable from El Paso Corporation	(40.3)
Transaction and other costs	31.9

Total Step Two consideration	3,410.3

Total Step One and Step Two consideration	3,835.3

Step Three transaction (to be completed after Step Two is completed):
Purchase of South Texas midstream assets from El Paso Corporation	169.9

Total consideration	$4,005.2

      The pro forma adjustments Enterprise made to the historical financial statements of Enterprise, GulfTerra and the South Texas midstream assets are described as follows:

Pre-Merger Adjustments:

      (a) Reflects the pro forma adjustment to minority interest expense related to Enterprise’s restructuring of the ownership interest of its general partner from a 1% direct interest in Enterprise and a 1.0101% minority interest in Enterprise’s consolidated operating subsidiary to a 2% direct interest in Enterprise. The pro forma adjustment removes $0.9 million in minority interest expense attributable to the general partner’s ownership interest in the earnings of the operating subsidiary during 2003. As a result of this adjustment, Enterprise’s allocation of earnings to its general partner increases by a similar amount. This transaction occurred in December 2003 immediately prior to the completion of Step One.

Step One Adjustments of Proposed Merger:

      (b) Until Step Two of the proposed merger is completed, Enterprise will account for its investment in GulfTerra’s general partner using the equity method.

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      The following table shows the pro forma adjustment to Enterprise’s equity earnings from unconsolidated affiliates for the year ended December 31, 2003 (dollars in millions):

Actual income allocation of GulfTerra to GulfTerra’s general partner of income from continuing operations for 2003	$69.4
Enterprise ownership interest in GulfTerra’s general partner	50%

Enterprise pro forma adjustment to equity earnings from unconsolidated affiliates for GulfTerra’s general partner	$34.7

      Enterprise’s historical statement of consolidated operations for the three months ended March 31, 2004 already reflects $10.6 million of equity earnings from GulfTerra’s general partner.

      (c) Reflects the pro forma adjustment to interest expense associated with the $425 million cash purchase consideration which was borrowed by Enterprise to finance its purchase of a 50% interest in GulfTerra’s general partner. This transaction was financed by $225 million borrowed under an acquisition term loan and $200 million borrowed under Enterprise’s existing revolving credit facilities. The pro forma adjustment to interest expense is $8.7 million for the year ended December 31, 2003 and is based on the weighted-average 2.1% variable interest rate Enterprise is currently paying on its existing revolving credit facilities. For an analysis of sensitivity of pro forma interest expense to Enterprise’s variable interest rates, please read the discussion titled “Pro Forma Sensitivity Analysis — Sensitivity to variable interest rates” on page F-20. For an analysis of sensitivity of pro forma interest expense to Enterprise’s long-term financing options, please read the discussion titled “Pro Forma Sensitivity Analysis — Sensitivity to long-term financing scenarios” on page F-21.

      Enterprise’s historical March 31, 2004 balance sheet already reflects its investment in GulfTerra’s general partner; therefore, no pro forma adjustment is required.

Step Two Adjustments of Proposed Merger:

      (d) Reflects the pro forma adjustments attributable to the assumed exercise of 974,400 GulfTerra common unit options outstanding that are already vested or will vest immediately prior to the completion of Step Two of the proposed merger. For pro forma purposes, we have assumed that GulfTerra will receive the exercise price associated with these options and issue new common units. The pro forma balance sheet adjustments reflect the receipt of $31.1 million in proceeds received in connection with the assumed exercise of these options and a corresponding increase in partners’ equity, including GulfTerra’s general partner’s proportionate contribution of $0.3 million.

      (e) Under Step Two of the proposed merger, Enterprise will purchase 2,876,620 GulfTerra common units and 10,937,500 GulfTerra Series C units from El Paso Corporation for $500 million in cash. For purposes of this pro forma presentation, we have assumed that this purchase will be financed by entering into a short-term $500 million, variable interest rate acquisition term loan, which Enterprise plans to refinance using long-term debt and proceeds from equity offerings after the proposed merger is completed. In addition, these pro forma adjustments reflect the $2.5 billion estimated value of Enterprise’s common units issued in an exchange for the estimated remaining 58,044,884 GulfTerra common units, the fair value of which is assigned to Enterprise’s partners in accordance with their pro forma ownership interest percentages after the exchange is completed. Collectively, these pro forma adjustments reflect the following:

(1) Enterprise’s receipt of $500 million in cash from borrowings and subsequent use of these funds to purchase GulfTerra common units and Series C units owned by El Paso Corporation. Enterprise’s purchase of the GulfTerra common units will be recorded as a component of goodwill (see Note (i)).

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(2) The assignment among Enterprise’s partners’ equity accounts of the estimated $2.5 billion in estimated consideration issued to GulfTerra unitholders in connection with the exchange of common units. The offset to this consideration will be recorded as a component of goodwill (see Note (i)).

(3) The elimination of GulfTerra’s common and Series C partner’s capital accounts in consolidation with Enterprise.

      Enterprise will exchange 1.81 of its common units for each GulfTerra common unit remaining after Enterprise’s purchase of 2,876,620 common units owned by El Paso Corporation. Enterprise currently estimates that the number of its common units to be issued in the exchange is 105,061,240 calculated as follows:

GulfTerra units outstanding at March 31, 2004:
Common units	59,685,667
Series C units	10,937,500

Total historical units outstanding at March 31, 2004	70,623,167
Pro forma adjustments to GulfTerra historical units outstanding:
Enterprise purchase of Series C units from El Paso Corporation in connection with Step Two of the proposed merger	(10,937,500)
Enterprise purchase of common units from El Paso Corporation in connection with Step Two of the proposed merger	(2,876,620)
Series F1 convertible units converted to common units	261,437
Issuance of common units for unit options (see Note (d))	974,400

Pro forma GulfTerra common units subject to Step Two exchange offer by Enterprise	58,044,884
Exchange ratio (1.81 Enterprise common units for each GulfTerra common unit)	1.81

Pro forma Enterprise common units to be issued to GulfTerra common unitholders in connection with merger	105,061,240

Average closing price of Enterprise common units	$23.39

Pro forma value of Enterprise common units issued as consideration to complete Step Two of proposed merger (dollars in millions)	$2,457.4

      In accordance with purchase accounting rules, the pro forma $2.5 billion value of Enterprise’s common units issued in the exchange is based on the average closing price of Enterprise’s common units immediately prior to and after the proposed merger was announced on December 15, 2003.

      The following table shows the closing prices of Enterprise’s common units within two trading days prior to and after the proposed merger being announced.

December 11, 2003	$23.10
December 12, 2003	22.80
December 16, 2003	23.85
December 17, 2003	23.80

Average closing price of Enterprise common units immediately prior to and after the proposed merger was announced on December 15, 2003	$23.39

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      In May 2003, GulfTerra issued 80 Series F convertible units in a registered offering to a large institutional investor. Each Series F convertible unit is comprised of two separate detachable units — a Series F1 convertible unit and a Series F2 convertible unit — that have identical terms except for vesting and termination dates and the number of underlying GulfTerra common units into which they may be converted. The Series F1 units are convertible into up to $80 million of GulfTerra common units anytime after August 12, 2003, and until the date GulfTerra merges with Enterprise (subject to other defined extension rights). The Series F2 units are convertible into up to $40 million of GulfTerra common units. The Series F2 units terminate on March 30, 2005 (subject to extension rights).

      During the first quarter of 2004, 45 Series F1 convertible units were converted into 1,146,418 GulfTerra common units, for which GulfTerra received net proceeds of $44.1 million, which includes GulfTerra’s general partner’s proportionate contribution of $0.4 million.

      In July 2004, 10 Series F1 convertible units were converted into 261,437 GulfTerra common units, for which GulfTerra received net proceeds of approximately $9.8 million, which includes GulfTerra’s general partner’s proportionate contribution of $0.1 million. Our pro forma adjustment reflects GulfTerra’s issuance of common units and the related proceeds.

      After allowing for the transactions described in the previous two paragraphs, the holder of the Series F1 and F2 convertible units could still purchase up to an additional $65 million of GulfTerra common units. Assuming that GulfTerra had received a conversion notice from the holder on July 27, 2004 for the remaining amount of securities and using a conversion price of $38.25 per common unit at that date as calculated under the terms of the Series F security, an additional 1,699,346 GulfTerra common units would be issuable. For purposes of calculating diluted earnings per unit, we have assumed that the proceeds from this assumed conversion (including the proportionate contribution of GulfTerra’s general partner) would be reinvested by GulfTerra using the treasury stock method, which results in the repurchase of 1,615,598 GulfTerra common units at a market price of $39.42 per common unit; therefore, a net dilution of 83,748 GulfTerra common units would occur. If these common units are assumed outstanding when the Enterprise exchange takes place, this would result in an additional 61,145 Enterprise common units being issued, which would not have a material impact on our pro forma financial position, goodwill or diluted earnings per unit.

      Any unexpired Series F convertible units outstanding at the merger date of Enterprise and GulfTerra will be converted into rights to receive Enterprise common units, subject to the restrictions governing the Series F units. The number of Enterprise common units and the price per unit at conversion will be adjusted based on the 1.81 exchange ratio.

      (f) Reflects the pro forma adjustment to the number of Enterprise common units outstanding (as used in the calculation of basic and diluted earnings per unit) resulting from the issuance of Enterprise common units in the exchange with GulfTerra’s common unitholders described in Note (e). For both the year ended December 31, 2003 and the three months ended March 31, 2004, the pro forma effect of these new common units on the number of Enterprise units outstanding was an increase of 105,061,240 common units.

      (g) In connection with Step Two of the proposed merger, El Paso Corporation will exchange its remaining 50% membership interest in GulfTerra’s general partner (its membership interest remaining after Step One was completed on December 15, 2003) for a 9.9% membership interest Enterprise’s general partner and $370 million in cash from Enterprise’s general partner. Subsequently, Enterprise’s general partner will make a capital contribution of its 50% membership interest in GulfTerra’s general partner to Enterprise without the receipt of additional general partner interest, common units or other consideration. A preliminary fair value estimate of the El Paso Corporation 50% membership interest in GulfTerra’s general partner ultimately contributed to Enterprise is $461.3 million. The pro forma balance sheet entries reflect the contribution of this 50% membership interest to Enterprise, the preliminary fair value of which is allocated for

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FINANCIAL STATEMENTS — (Continued)

financial reporting purposes to Enterprise’s limited and general partners based on the respective ownership percentages (98% and 2%) and the related allocation of profits and losses (98% and 2%), both of which are generally consistent with the Partnership Agreement. As such, the equity accounts reflected in these financial statements are not comparable to the partner “capital accounts,” as defined in the Partnership Agreement, established for income tax purposes and in the event of dissolution of Enterprise. The offset to this contribution amount is recorded as a component of goodwill (see Note (i)).

      (h) Reflects the pro forma balance sheet adjustments necessary for the consolidation of GulfTerra’s general partner with Enterprise’s financial information as a result of the contribution described in Note (g). The pro forma entries reflect the reclassification of Enterprise’s $425.0 million investment in GulfTerra’s general partner at March 31, 2004 to goodwill and the elimination of GulfTerra’s general partner’s account in consolidation. Enterprise’s pro forma statement of consolidated operations reflects the replacement of equity earnings recorded under Step One with consolidated earnings for GulfTerra as if Step Two had occurred on January 1 of each period presented. This adjustment required the removal of $34.7 million of pro forma equity income we would have recorded from GulfTerra’s general partner in connection with Step One for the year ended December 31, 2003 (see Note (b)) and $10.6 million of equity earnings Enterprise recorded during the three months ended March 31, 2004.

      (i) Reflects the pro forma balance sheet adjustment to record goodwill attributable to the proposed merger. The estimated value of consideration to be paid or granted by Enterprise to consummate Step One and Step Two of the proposed merger is approximately $3.8 billion. Step Two of the proposed merger will be accounted for under the purchase method, and GulfTerra will become a wholly owned consolidated subsidiary of Enterprise. As a result of using purchase accounting in Step Two, we are required to assign fair values to the assets and liabilities of GulfTerra in consolidation.

      With the primary exception of long-term debt, a preliminary analysis indicates that the carrying value of GulfTerra’s assets and other liabilities at March 31, 2004 approximates fair value. Using recent market pricing information, the fair value of GulfTerra’s debt was approximately $84.9 million higher than its carrying value at March 31, 2004. GulfTerra has completed a number of business acquisitions and invested significant capital expenditures in the last five years resulting in asset growth of approximately $3.0 billion since 1999 to a total asset value of $3.4 billion at March 31, 2004. In accordance with generally accepted accounting principles, many of these transactions (including $1.9 billion in business acquisitions completed during 2003, 2002 and 2001) were recorded at fair value or recent historical cost amounts. As a result, we have preliminarily assumed that the amount of excess cost attributable to tangible or identifiable intangible assets would be minimal (subject to adjustment pending completion of the third-party valuation noted below).

      Accordingly, the $2.6 billion difference between the value of Enterprise’s estimated consideration given to consummate the proposed merger and the fair value of GulfTerra’s pro forma net assets has been assigned to goodwill. The estimated goodwill amount represents the value that management has attached to future cash flows from the GulfTerra operations and the strategic location of such assets and their connections. GulfTerra is one of the biggest natural gas gatherers, based on miles of pipelines, in the prolific natural gas supply regions offshore in the Gulf of Mexico and onshore in Texas and in the San Juan Basin, which covers a significant portion of the four contiguous corners of Arizona, Colorado, New Mexico and Utah. These regions, especially the deepwater regions of the Gulf of Mexico, one of the United States’ fastest growing oil and natural gas producing regions offer GulfTerra significant growth potential through the acquisition and construction of pipelines, platforms, processing and storage facilities and other energy infrastructure.

      Upon completion of the proposed merger with GulfTerra or shortly thereafter, Enterprise will obtain a third-party valuation of GulfTerra’s assets and liabilities in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may result in some amounts being assigned to tangible or amortizable intangible assets apart from goodwill. To the extent that any amount is assigned to a tangible or amortizable intangible asset, this amount may ultimately be depreciated or amortized (as

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appropriate) to earnings over the expected period of benefit of the asset. To the extent that any amount remains as goodwill, this amount would not be subject to depreciation or amortization, but would be subject to periodic impairment testing and, if necessary, written down to fair value should circumstances warrant.

      The following table shows our preliminary calculation of the estimated pro forma goodwill amount (dollars in millions):

		Pro Forma
		Reference

Cash payments made to El Paso Corporation in Steps One and Two	$925.0	Notes (c),(e)
Value of 50% interest in GulfTerra GP exchanged by El Paso Corporation with Enterprise’s general partner who subsequently contributed it to Enterprise	461.3	Note (g)
Issuance of 105,061,240 common units	2,457.4	Note (e)
Note receivable from El Paso Corporation	(40.3)	Note (l)
Transaction and other costs	31.9	Note (k)

Total purchase price	3,835.3
Estimated fair value of GulfTerra pro forma net assets at March 31, 2004	1,234.2

Excess of purchase price over net assets of GulfTerra preliminarily assigned to goodwill	$2,601.1

      The estimated fair value of GulfTerra’s net assets at March 31, 2004 reflects historical amounts plus $31.1 million in net proceeds from the assumed exercise of unit options (see Note (d)), $9.8 million from the conversion of Series F units (see Note (e)) less $3.7 million of deferred charges attributable to the merger with Enterprise and recorded in other current assets that will not be recorded by the combined company. In addition, GulfTerra’s historical net asset amount has been adjusted for the $84.9 million increase in the fair value of debt discussed previously.

      Enterprise’s pro forma statements of consolidated operations for the three months ended March 31, 2004 and year ended December 31, 2003 reflect $2.2 million and $9.0 million, respectively, of interest expense reductions attributable to amortization of the $84.9 million pro forma excess of fair value over carrying value of GulfTerra’s debt at March 31, 2004 (i.e., the “fair value premium”). For pro forma presentation purposes, we have amortized the fair value premium associated with each GulfTerra debt instrument assumed over the remaining term of the instrument using the effective interest method. For the three months ended March 31, 2004, if market rates underlying the fair value of each debt instrument were to have increased 1/8%, the pro forma increase in interest expense would be $0.1 million. Likewise, for the year ended December 31, 2003, if market rates underlying the fair value of each debt instrument were to have increased 1/8%, the pro forma increase in interest expense would be $0.4 million.

      For an analysis of the sensitivity of pro forma earnings to potential reclassifications of this preliminary goodwill amount to tangible or intangible assets, please read our discussion titled “Pro Forma Sensitivity Analysis — Sensitivity to fair value estimates” on page F-21.

      (j) Reflects the pro forma adjustment to interest expense attributable to Enterprise’s $500 million in borrowings to consummate the purchase of GulfTerra units from El Paso Corporation as described in Note (e). The pro forma increase in interest expense is $2.7 million for the three months ended March 31, 2004 and $10.7 million for the year ended December 31, 2003 and is based on the weighted-average 2.1% variable interest rate Enterprise is currently paying on its existing revolving credit facilities. For an analysis of sensitivity of pro forma interest expense to Enterprise’s variable interest rates, please read the discussion titled

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“Pro Forma Sensitivity Analysis — Sensitivity to variable interest rates” on page F-20. For an analysis of sensitivity of pro forma interest expense to Enterprise’s long-term financing scenarios, please read the discussion titled “Pro Forma Sensitivity Analysis — Sensitivity to long-term financing scenarios” on page F-21.

      (k) As a result of completing Step Two, Enterprise will incur an estimated $31.9 million of various transaction fees and costs. In accordance with purchase accounting rules, those costs considered direct costs of the acquisition are a component of the total purchase price. These costs include fees for legal, accounting, printing, financial advisory and other services rendered by third-parties to Enterprise over the course of the transaction and anticipated involuntary severance costs. Our pro forma balance sheet assumes that this expenditure is made from cash on hand. The offset to this amount is recorded as a component of goodwill (see Note (i)).

      (l) Reflects the present value of a note receivable from El Paso Corporation received as part of the negotiated net consideration reached in Step Two. The agreements between Enterprise and El Paso Corporation provide that for a period of three years following the closing of the proposed merger, El Paso Corporation will make transition support payments to Enterprise in annual amounts of $18 million, $15 million and $12 million for the first, second and third years of such period, respectively, payable in twelve equal monthly installments for each such year. The $45 million note receivable related to the El Paso Corporation transition support payments has been discounted to fair value and recorded as a reduction in the purchase price for GulfTerra. Of the $40.3 million estimated present value, $17.2 million of this amount has been classified on the pro forma March 31, 2004 balance sheet as a current asset with the remainder recorded as a component of other assets. The offset to this amount is recorded as a reduction of goodwill (see Note (i)).

      Our pro forma statements of consolidated operations reflect $0.2 million and $0.8 million of imputed interest income that would have been recognized from this note during the three months ended March 31, 2004 and the year ended December 31, 2003, respectively, using the effective interest method.

      (m) Reflects the pro forma elimination of material revenues and expenses and receivables and payables between Enterprise and GulfTerra as appropriate in consolidation.

      (n) Reflects pro forma classification adjustments necessary to conform GulfTerra’s historical condensed financial statements with Enterprise’s method of presentation. The reclassifications were as follows:

•	GulfTerra’s general and administrative costs were reclassified to a separate line item within operating expenses to conform to Enterprise’s method of presentation. Historically, GulfTerra’s general and administrative costs were $15.2 million for the three months ended March 31, 2004 and $48.8 million for the year ended December 31, 2003. For purposes of this pro forma presentation, our adjustment to GulfTerra’s general and administrative costs for the three months ended March 31, 2004 excludes $4.1 million of merger-related costs that were expensed by GulfTerra during the period. Such transaction costs for GulfTerra are pre-merger in nature and would not affect income from continuing operations of the combined partnership once the proposed merger is completed.

•	GulfTerra’s operating income increased as a result of reclassifying its equity earnings from unconsolidated affiliates to a separate component of operating income to conform with Enterprise’s presentation of such earnings. As a result of this reclassification, GulfTerra’s operating income increased by $2.2 million for the three months ended March 31, 2004 and $11.4 million for the year ended December 31, 2003. Enterprise’s equity investments with industry partners are a vital component of its business strategy. They are a means by which Enterprise conducts its operations to align its interests with those of its customers, which may be a supplier of raw materials or a consumer of finished products. This method of operation also enables Enterprise to achieve favorable economies of scale relative to the level of investment and business risk assumed versus what Enterprise could accomplish

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on a stand-alone basis. Many of these equity investments perform supporting or complementary roles to Enterprise’s other business operations. Based on information provided to Enterprise by GulfTerra, GulfTerra’s relationship with its equity investees is the same.

•	Enterprise grouped the income allocations to GulfTerra’s Series B unitholders, common unitholders and Series C unitholders under one category termed “Limited Partners” to conform to the Enterprise format.

      GulfTerra’s balance sheet line item descriptions are similar to Enterprise’s balance sheet presentation. In general, the only change to GulfTerra’s historical balance sheet was to conform the terminology and order of items between the two similar formats.

Step Three Adjustments of Proposed Merger:

      (o) Immediately after Step Two is completed, Enterprise will purchase the South Texas midstream assets from El Paso Corporation for $150 million plus the value of then outstanding inventory. For purposes of pro forma presentation, we have assumed that this purchase will be initially financed using a short-term, variable-rate acquisition term loan, which Enterprise plans to refinance using long-term debt and proceeds from equity offerings after the proposed merger is completed. This pro forma balance sheet adjustment reflects Enterprise’s receipt of $169.9 million in cash from borrowings and subsequent use of these funds to purchase the South Texas midstream assets from El Paso Corporation.

      (p) Reflects the pro forma adjustment to interest expense attributable to Enterprise’s $169.9 million in borrowings to consummate the purchase of the South Texas midstream assets from El Paso Corporation as described in Note (o). The pro forma increase in interest expense is $0.9 million for the three months ended March 31, 2004 and $3.6 million for the year ended December 31, 2003 and is based on the weighted-average 2.1% variable interest rate Enterprise is currently paying on borrowings under its existing revolving credit facilities. For an analysis of sensitivity of pro forma interest expense to Enterprise’s variable interest rates, please read the discussion titled “Pro Forma Sensitivity Analysis — Sensitivity to variable interest rates” on page F-20. For an analysis of sensitivity of pro forma interest expense to Enterprise’s long-term financing scenarios, please read the discussion titled “Pro Forma Sensitivity Analysis — Sensitivity to long-term financing scenarios” on page F-21.

      (q) Enterprise’s purchase of the South Texas midstream assets will be recorded using purchase accounting. As a result, Enterprise will record the assets it acquires and any liabilities it may assume at fair value, which is preliminarily estimated at approximately $150 million of property, plant and equipment, $19.9 million assumed value of inventory plus $2.1 million of other long-term liabilities. Our allocation of the purchase price is preliminary pending completion of third-party valuation analysis. Under the purchase and sale agreement with El Paso Corporation for the South Texas midstream assets, certain assets and liabilities of this business will be retained by El Paso Corporation. The pro forma balance sheet adjustments record the estimated fair value of assets acquired and liabilities assumed by Enterprise and remove those retained by El Paso Corporation. In addition, these pro forma adjustments reflect the elimination of stockholder’s equity in the South Texas midstream assets in consolidation with Enterprise’s accounts. The South Texas midstream assets will be wholly-owned by Enterprise after Step Three is completed.

      (r) Reflects the pro forma elimination of material revenues and expenses and receivables and payables between Enterprise, GulfTerra and the South Texas midstream assets as appropriate in consolidation.

      (s) Reflects the pro forma adjustment to depreciation expense for the South Texas midstream assets acquisition. For purposes of calculating pro forma depreciation expense, we applied the straight-line method using an estimated remaining useful life of these assets of 25 years to our preliminary new basis of property, plant and equipment of approximately $150 million. After adjusting for historical depreciation recorded on

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these assets, pro forma depreciation expense decreased $1.6 million for the three months ended March 31, 2004 and $6 million for the year ended December 31, 2003.

      (t) In accordance with the purchase and sale agreement between Enterprise and El Paso Corporation for the South Texas midstream assets, El Paso Corporation will retain all working capital items of the South Texas midstream assets except for inventory. As a result, our pro forma adjustments remove $159.3 million of current assets and $193.1 million of current liabilities, with a $33.8 million offset to owner’s net investment. In addition, the purchase and sale agreement states that El Paso Corporation will retain a number of NGL marketing-related contracts. Enterprise’s pro forma statement of operations for the three months ended March 31, 2004 includes adjustments to remove $153.9 million of revenues and $152.7 million of operating costs and expenses associated with these retained contracts. Likewise, for the year ended December 31, 2003, Enterprise’s pro forma statement of operations includes adjustments to remove $431.9 million of revenues and $427.2 million of operating costs and expenses.

      (u) Reflects pro forma classification adjustments necessary to conform the South Texas midstream assets’ historical combined financial statements with Enterprise’s method of presentation. First, the South Texas midstream assets’ general and administrative costs were reclassified to a separate line item within operating expenses to conform to Enterprise’s method of presentation. Second, the South Texas midstream assets’ balance sheet line item descriptions are similar to Enterprise’s balance sheet presentation. In general, the only change to the South Texas midstream assets’ historical combined balance sheet was to conform the terminology and order of items between the two similar formats.

Other Adjustments:

      (v) Reflects Enterprise’s other recent events, including (i) the May 2004 offering of 17,250,000 Enterprise common units (including the over-allotment amount of 2,250,000 common units) at an offering price of $21.00 per unit; (ii) the issuance of 1,757,347 Enterprise common units pursuant to its DRIP in May 2004; and (iii) the conversion of the 4,413,549 Class B special units into an equal number of Enterprise’s common units on July 29, 2004. Total net proceeds from these offerings were $388.4 million after deducting applicable underwriting discounts, commissions and offering expenses of approximately $16 million. Included in the total net proceeds from these offerings of $388.4 million are net capital contributions made by the general partner of Enterprise of $7.8 million to maintain its 2% general partner interest in Enterprise, after deducting the general partner’s share of underwriting discounts, commissions and offering expenses. Enterprise used $353.1 million of the net proceeds from these offerings (including Enterprise’s general partner’s net capital contributions) to repay its $225 million Interim Term Loan and to temporarily reduce borrowings outstanding under its revolving credit facilities by approximately $130 million. Enterprise used the $35.3 million in proceeds received in connection with its distribution reinvestment plan for general partnership purposes. For purposes of this pro forma presentation, proceeds received in connection with the DRIP are included in cash and cash equivalents.

      As a result of this use of proceeds, pro forma interest expense decreased by $1.7 million for the three months ended March 31, 2004 and $6.8 million for the year ended December 31, 2003. However, Enterprise’s pro forma adjustment also removes $1.0 million of prepaid debt issuance attributable to the Interim Term Loan, which is recorded as an increase in interest expense and a decrease in other current assets. Taking into account these two offsets, pro forma interest expense decreased a net $0.7 million for the three months ended March 31, 2004 and $5.8 million for the year ended December 31, 2003. The removal of debt issuance costs is due to repayment of the Interim Term Loan.

      For an analysis of sensitivity of pro forma interest expense to Enterprise’s variable interest rates, please read the discussion titled “Pro Forma Sensitivity Analysis — Sensitivity to variable interest rates” beginning on page F-20.

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NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

      (w) Reflects the sale in this offering of 15,000,000 Enterprise common units (including 1,751,500 common units sold to Enterprise management) at an offering price of $20.20 per unit in August 2004. Total net proceeds from this sale will be approximately $296.9 million after deducting applicable underwriting discounts, commissions and offering expenses of $12.3 million. Included in the total net proceeds of $296.9 million is a net capital contribution made by the general partner of Enterprise of $5.9 million to maintain its 2% general partner interest in Enterprise, after deducting the general partner’s share of the underwriting discounts, commissions and offering expenses. The net proceeds from this equity offering, including Enterprise’s general partner’s net capital contribution, will be used to reduce the amount of borrowings necessary to complete Step Two and Step Three of the proposed merger.

      As a result of our pro forma application of proceeds from this offering to reduce debt arising from Step Two and Step Three of the proposed merger, pro forma interest expense will decrease by $6.4 million and $1.6 million for the year ended December 31, 2003 and three months ended March 31, 2004, respectively. For an analysis of sensitivity of pro forma interest expense to Enterprise’s variable interest rates, please read the discussion below titled “Pro Forma Sensitivity Analysis — Sensitivity to variable interest rates.”

      (x) Reflects the conversion of Enterprise’s 4,413,549 Class B special units into an equal number of its common units. Enterprise received approval from its unitholders for this conversion at its special meeting held on the same date. The pro forma balance sheet adjustment reflects the reclassification of $134.9 million in partnership capital. There was no effect on Enterprise’s earnings as a result of this conversion.

PRO FORMA SENSITIVITY ANALYSIS

      Sensitivity to variable interest rates. Certain of the pro forma adjustments to interest expense are based on Enterprise’s current weighted-average variable interest rates. The table below shows the sensitivity of these pro forma adjustments to interest expense to a 1/8% increase in the variable interest rates used to derive the pro forma adjustments for the periods indicated (dollars in millions):

	Three Months Ended March 31, 2004

	Pro Forma		Hypothetical
	(Increase)/Decrease	Pro Forma	(Increase)/Decrease
	in Interest Expense	Adjustment	in Pro Forma
	Attributable to	if Variable	Interest Expense
	Variable	Interest Rates	Due to Higher
	Interest Rates	Are 1/8% Higher	Interest Rates

Pro Forma Note	(A)	(B)	(B-A)

Note (j)	$(2.7)	$(2.8)	$(0.1)
Note (p)	(0.9)	(1.0)	(0.1)
Note (v)	0.7	0.8	0.1
Note (w)	1.6	1.7	0.1

Totals	$(1.3)	$(1.3)	$—

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2003

	Pro Forma		Hypothetical
	(Increase)/Decrease	Pro Forma	(Increase)/Decrease
	in Interest Expense	Adjustment	in Pro Forma
	Attributable to	if Variable	Interest Expense
	Variable	Interest Rates	Due to Higher
	Interest Rates	Are 1/8% Higher	Interest Rates

Pro Forma Note	(A)	(B)	(B-A)

Note (c)	$(8.7)	$(9.2)	$(0.5)
Note (j)	(10.7)	(11.3)	(0.6)
Note (p)	(3.6)	(3.8)	(0.2)
Note (v)	5.8	6.3	0.5
Note (w)	6.4	6.7	0.3

Totals	$(10.8)	$(11.3)	$(0.5)

      Sensitivity to fair value estimates. Certain of the pro forma adjustments incorporate our preliminary estimates of the fair value of investments or businesses that we are acquiring. Early indications are that the excess of our purchase price over the preliminary fair values (“excess cost”) may be assigned to non-amortizable other intangible assets or goodwill as opposed to depreciable fixed assets or amortizable intangible assets. Upon completion of the proposed merger or shortly thereafter, Enterprise will obtain a third-party valuation of GulfTerra’s assets and liabilities in order to develop a definitive allocation of the purchase price. As a result, the final purchase price allocation may result in some amounts being assigned to tangible or amortizable intangible assets apart from goodwill. To the extent that any amount is assigned to a tangible or amortizable intangible asset, this amount may ultimately be depreciated or amortized (as appropriate) to earnings over the expected benefit period of the asset. To the extent that any amount remains as goodwill, this amount would not be subject to depreciation or amortization, but would be subject to periodic impairment testing and if necessary, written down to a lower fair value should circumstances warrant.

      The table below shows the potential increase in pro forma depreciation or amortization expense if certain amounts of the $2.6 billion of goodwill identified in Note (i) were ultimately assigned to fixed assets or amortizable intangible assets. For purposes of calculating this sensitivity, we have applied the straight-line method of cost allocation (i.e., depreciation or amortization) over an estimated useful life of 20 years to various fair values. The decrease in annual basic earnings per unit is predicated on the $0.70 basic earnings per unit determined using the $274.7 million final adjusted pro forma income from continuing operations amount after this offering is completed. The resulting pro forma adjustments for the year ended December 31, 2003 are as follows (dollars in millions, unless indicated otherwise):

	Decrease in Annual
	Income from	Decrease in Annual
Amount Allocated to Tangible or Intangible Assets Out of Goodwill	Continuing	Basic Earnings
Preliminarily Assigned in Note (i)	Operations	Per Unit

$520 million or 20% of preliminary goodwill	$26.0	$0.08
$1.0 billion or 40% of preliminary goodwill	52.0	0.15
$1.6 billion or 60% of preliminary goodwill	78.0	0.23
$2.1 billion or 80% of preliminary goodwill	104.0	0.30
$2.6 billion or 100% of preliminary goodwill	130.1	0.38

      Sensitivity to long-term financing scenarios. Enterprise plans to refinance its acquisition term loans incurred in connection with Step Two and Step Three of the proposed merger using a mix of debt and equity offerings in the future. In addition, Enterprise management plans to refinance GulfTerra’s debt through a tender offer for that debt that is financed with private placement debt. The size and terms of any future equity

ENTERPRISE PRODUCTS PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

or debt offerings are subject to market conditions beyond our control. The financing scenarios described below are presented solely for the purpose of sensitivity analysis and may not represent management’s final courses of action.

Scenario A —	10% of baseline borrowing amount repaid using proceeds of equity offering with remainder refinanced using 5.00% fixed-rate long-term debt

Scenario B —	10% of baseline borrowing amount repaid using proceeds of equity offering with remainder refinanced using 7.00% fixed-rate long-term debt

Scenario C —	20% of baseline borrowing amount repaid using proceeds of equity offering with remainder refinanced using 5.00% fixed-rate long-term debt

Scenario D —	20% of baseline borrowing amount repaid using proceeds of equity offering with remainder refinanced using 7.00% fixed-rate long-term debt

Scenario E —	All of baseline borrowing amount refinanced using 5.00% fixed-rate long-term debt

Scenario F —	All of baseline borrowing amount refinanced using 7.00% fixed-rate long-term debt

      The “baseline” sensitivity amounts referenced in the preceding scenarios are quantified in the following table, which reflects the sensitivity of annual interest expense to the noted scenarios (dollars in millions).

				Increase (Decrease) in Annual Interest Expense from Baseline Amount
	Baseline Annual Amounts(4)			due to Financing Scenario

	Borrowing	Rate	Interest	Scenario A	Scenario B	Scenario C	Scenario D	Scenario E	Scenario F

Step Two and Step Three short-term acquisition term loans, variable-rate(1)	$494.9	2.14%	$10.6	$11.7	$20.6	$9.2	$17.1	$14.2	$24.1
Refinance GulfTerra obligations:(2)
Revolving credit facility(3)	387.0	3.11%	12.0	5.4	12.3	3.4	9.6	7.3	15.1
Senior secured term loan(3)	300.0	3.36%	10.1	3.4	8.8	1.9	6.7	4.9	10.9
Senior notes, fixed-rate, due June 2010	250.0	6.25%	15.6	(4.4)	0.1	(5.6)	(1.6)	(3.1)	1.9
Senior subordinated notes, due June 2009	175.0	10.375%	18.2	(10.3)	(7.1)	(11.2)	(8.4)	(9.4)	(5.9)
Senior subordinated notes, due June 2010	255.0	8.500%	21.7	(10.2)	(5.6)	(11.5)	(7.4)	(8.9)	(3.8)
Senior subordinated notes, due June 2011	167.5	8.500%	14.2	(6.7)	(3.7)	(7.5)	(4.9)	(5.9)	(2.5)
Senior subordinated notes, due June 2011	154.0	8.500%	13.1	(6.2)	(3.4)	(6.9)	(4.5)	(5.4)	(2.3)
Senior subordinated notes, due Dec. 2012	134.0	10.625%	14.2	(8.2)	(5.8)	(8.9)	(6.7)	(7.5)	(4.9)

Totals	$2,317.4		$129.7	$(25.5)	$16.2	$(37.1)	$(0.1)	$(13.8)	$32.6

(1)	Baseline borrowing amount is after application of proceeds from May 2004 offering, May 2004 issuance of units pursuant to our DRIP and this offering.

(2)	Reflects GulfTerra’s outstanding debt obligations at March 31, 2004.

(3)	Baseline interest rate is a weighted-average rate as of March 31, 2004.

(4)	The amounts do not reflect related borrowing costs, the impact of interest rate swaps of Enterprise or purchase accounting adjustments related to GulfTerra’s debt.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products GP, LLC, as general partner

Date: August 5, 2004	By:	/s/ MICHAEL J. KNESEK Name: Michael J. Knesek Title: Vice President, Controller and Principal Accounting Officer of Enterprise GP, LLC